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                                                                    EXHIBIT 23.2

The Board of Directors
Lodestar Holdings, Inc.:

    We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Louisville, Kentucky
July 13, 1998